PRESS RELEASE

                                    Contact:          James S. Nelson
                                                      Executive Vice President
                                                      Steelton Bancorp, Inc.
                                                      (717) 939-1966


Steelton Bancorp, Inc.
Mechanics Savings Bank
51 S. Front Street
Steelton, PA  17113

OTC Electronic Bulletin Board "SELO"

                              FOR IMMEDIATE RELEASE
                              ---------------------

                             STEELTON BANCORP, INC.
                             ----------------------
                           ANNOUNCES 5% STOCK DIVIDEND
                           ---------------------------

Steelton, Pennsylvania - October 19, 2001 - Harold Stremmel, President of Steelton Bancorp, Inc. (the "Corporation"), Steelton, Pennsylvania, the holding company of Mechanics Savings Bank (the "Bank"), announced today that the Corporation's Board of Directors has declared a 5% stock dividend payable December 15, 2001 to shareholders of record December 1, 2001 with cash to be paid in lieu of any fractional shares.

         The Bank is a federally chartered stock savings bank headquartered in Steelton, Pennsylvania. The Bank's deposits are federally insured by the Federal Deposit Insurance Corporation ("FDIC"). At September 30, 2001, Steelton Bancorp, Inc. had total assets and stockholders' equity of $59.1 million and $5.7 million, respectively.

For further information contact:
James S. Nelson, Investor Relations Officer



51 South Front Street - P.O. Box 7614 - Steelton, Pennsylvania 17113 Phone 717-939-1966 - FAX 717-939-2629